December __, 2007

Asia Special Situation Acquisition Corp.
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174

Re:	Initial Public Offering

Gentlemen:

The undersigned, an officer, director or shareholder of Asia Special Situation Acquisition Corp. (the “Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees that, subject only to consummation of the IPO, the undersigned shall comply with each of the following covenants and agreements. As used herein, certain capitalized terms not otherwise defined herein or in the Registration Statement, shall have the meanings that are defined in Section 14 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. In the event that the undersigned acquires ordinary shares in connection with the IPO or in the secondary trading market after the IPO, the undersigned will vote all such shares “FOR” the approval of a Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, or 24 months from the Effective Date provided a definitive agreement or letter of intent has been executed by the Company and a target business prior to the expiration of the 18 month period referred to herein (subject to any extension of such 18 or 24 month periods in accordance with the approval of 95% or more of the Company’s outstanding ordinary shares), the undersigned will (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned acknowledges that Ho Capital Management, LLC, the Company’s sponsor (the “Sponsor”), Noble Investment Fund Limited and Allius Ltd. have jointly and severally agreed to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. In addition, the undersigned acknowledges that the disinterested directors of the Company will cause the Company to bring one or more claims and/or commence a lawsuit or other proceeding (i) against Ho Capital Management LLC, Noble Investment Fund Limited and Allius Ltd., joint and severally, for specific performance to enforce such indemnification obligations, and (ii) against the undersigned for breach of this letter agreement for specific performance or damages incurred by the Company in connection with any such breach. Moreover, the undersigned acknowledges that each of Angela Ho and Noble Investment Fund Limited (the members of the Sponsor) and Dr. Gary T. Hirst and Noble Investment Fund Limited (the members of Allius Ltd.), have agreed that, prior to the consummation of a Business Combination, they will not withdraw as members of the Sponsor and Allius Ltd., respectively.

3. In order to minimize potential conflicts which may arise from multiple affiliations, the undersigned agrees that until the earliest to occur of (a) the consummation by the Company of a Business Combination, (b) the liquidation of the Company, or (c) the undersigned ceasing to be a shareholder, officer or director of the Company, the undersigned will present to the board of directors of the Company for their consideration, and give the Company a right of first refusal to effect a Business Combination with (i) any corporate or business opportunity located in or principally doing business or investing in Asia that the undersigned has access to, whether individually or through a company the undersigned is or may become affiliated with, and (ii) which could reasonably be valued at 80% or more of the total dollar amount placed in the Company’s Trust Account upon consummation of the IPO (excluding deferred underwriting fees) (each a “Relevant Business Opportunity”). In addition, the undersigned hereby confirms that he/she does not, and will not, have any pre-existing relationships or contractual obligations which would have priority over the Company with respect to the presentation of a business opportunity that meets the Company’s investment criteria of a fair market value of 80% or more of the total amount placed in the Company’s trust account upon completion of the IPO (excluding deferred underwriting fees) and which is located in or primarily doing business in or investing in Asia. Annexed hereto as Exhibit A is a list of all entities in which the undersigned is an officer, director or an affiliate (the “Affiliated Entities”); each of which Affiliated Entities shall have confirmed to the Company that the undersigned does not have any pre-existing fiduciary and contractual obligations with such Affiliated Entity that would conflict with the provisions of this Section 3.

4. Prior to the earliest to occur of (a) the consummation by the Company of a Business Combination, (b) the liquidation of the Company, or (c) the undersigned ceasing to be a shareholder, officer or director of the Company, the undersigned will not become an officer, director or Affiliate of any other entity, including other blank check companies, with a primary focus on completing an acquisition in Asia with an entity which could reasonably be valued at 80% or more of the total dollar amount placed in the Company’s Trust Account upon consummation of the IPO (excluding deferred underwriting fees).

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any entity in which the undersigned or its Affiliates, or any other Insider or its Affiliates, is a direct or indirect Affiliate (as hereinafter defined).

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned and the Sponsor shall be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination only (i) from funds held outside of the Trust Account, or (ii) upon the consummation of a Business Combination.

7. Neither the undersigned, any “Family Member” (defined as a parent, spouse, child or sibling), nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from the Company or from the prospective target entity in the Business Combination in the event the undersigned, any Family Member or any Affiliate of the undersigned originates a Business Combination. In addition, the undersigned and its Affiliates (acting in their capacity as an officer, director or shareholder of the Company) will not condition any prospective Business Combination upon their receipt of or retaining any position in the Company or its successor following such Business Combination, whether through any employment or consulting agreement, directors fees or other similar arrangement.

8. On the Effective Date, the undersigned will escrow its Insider Shares until three years after the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. Additionally, the undersigned agrees to deposit in an account at Maxim all of the Insider Warrants purchased by it until the completion of a Business Combination.

9. (a) If so designated in the Registration Statement, the undersigned agrees to serve as an officer and/or a director of the Company and to serve in the capacity set forth in such Registration Statement until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, unless the undersigned resigns for good reason with the prior approval of Maxim, which approval shall not be unreasonably withheld. If the undersigned is an Insider of the Company, the undersigned’s biographical information furnished to the Company and Maxim set forth in the Registration Statement, and attached hereto as Exhibit B, is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. If the undersigned is an Insider of the Company, the undersigned’s Questionnaire furnished to the Company and Maxim is true and accurate in all material respects.

(b) The undersigned represents and warrants that:

(i)  No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(ii)  The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii)  The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(1)  Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)  Engaging in any type of business practice; or

(3)  Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(c)  The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (b)(iii) above, or to be associated with persons engaged in any such activity;

(d)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(e)  The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

10. The undersigned has full right and power, without violating any agreement by which he or she is bound, to enter into this letter agreement and, if so designated in the Registration Statement declared effective by the SEC, to serve as an officer or director of the Company.

11. The undersigned hereby waives its, his or her right to exercise redemption rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that it, he or she will not seek redemption or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”). Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13.  This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against his/her arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Hodgson Russ as agent for the service of process in the State of New York to receive, for the undersigned and on his/her behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate shall have the meaning that is defined in Rule 405 as promulgated under the Securities Act of 1933, as amended,

(b) “Asia” includes China as well as Japan, South Korea, Vietnam, Australia and New Zealand, but will not include North Korea;

(c)  a “Business Combination” shall mean the acquisition of all or a controlling interest in one or more target businesses through a capital stock exchange, asset acquisition, stock purchase, or other similar transaction, including or related contractual arrangements, of an operating business that is either located in Asia, provides products or services to customers located in Asia, or is investing in Asia;

(d) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO;

(e) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO;

(f) “Insider Warrants” means the 5,725,000 warrants being sold privately by the Company to Ho Capital Management LLC;

(g) “IPO Shares” shall mean the Company’s ordinary shares issued in the Company’s IPO.

(h) “Registration Statement” shall mean the registration statement on Form S-1 of the Company that is declared effective by the SEC in connection with the IPO.

(i) “SEC” means the United States Securities and Exchange Commission.

(j) “Trust Account” shall mean the trust account in which substantially all of the proceeds to the Company from the IPO and the private placement of the Insider Warrants will be deposited and held for the benefit of the holders of the IPO Shares, as described in greater detail in the prospectus relating to the IPO.

Print Name By: ___________________________ Its:

Exhibit “A”

Angela Ho

Ho Capital Management LLC

Dr. Gary T. Hirst

Allius Ltd.

Michael Hlavsa

Signature Gaming Management LLC

Stuart Sundlun

BMB Advisors Ltd.
Triago SA
South Oil Corporation
Dignity Fund LLC

Peter Kjaer

Jet Asia Ltd.
Macau Business Aviation Center
BioSante, Inc.
Ho Gaming Ltd.

Arie Jan van Roon

TransTax LLP
Pure Glow Finance Limited
Noble Investment Fund Limited

Exhibit “B”

Angela Ho has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in March 2007.  From 1996 to 2006, Ms. Ho has also managed various family businesses controlled by her father, Dr. Stanley Ho, including Jet Asia Ltd. and drho888.com, which are engaged in the business of aviation and Asian computer gaming operations, respectively.  From 1981 to the present, Ms. Ho has also been active in several aspects of the fine art business. From 1980 to 1987, she worked as a sculptress exhibiting in a number of major galleries and museums, and was employed at Sotheby’s Fine Arts Department, New York.  In 1980, she became a lead investor in the Tony Shafrazi Gallery.  From 1996 to 1999, she established and managed her own gallery when she founded the Ho Gallery, a gallery of contemporary art in New York.  The gallery was instrumental in pioneering the contemporary Chinese art market in New York and introducing contemporary Chinese artists to North America. In 1997, she founded the Center of Contemporary Art in Macau, a private museum dedicated to the dialogue between contemporary artists in Asia and the West.  From 1996 to 2003, Ms. Ho served as a member of the board of directors of BioSante, a pharmaceutical company listed on the American Stock Exchange. From 1996 to 2001, she managed Successway Holdings Limited, a technology venture capital fund on behalf of her father, Dr. Stanley Ho.  From 1999 to 2004, she served on the board of directors of the School of American Ballet. She was educated in private academies in Hong Kong, Switzerland and London and earned her Bachelor of Fine Arts degree from Boston University in 1979.

Dr. Gary T. Hirst was originally appointed as our Co-Chief Executive Officer on an interim basis, Dr. Hirst was appointed as our President in October 2007. He has been a director of our company since our inception. Dr. Hirst has been responsible for the development and investment management of both offshore and domestic hedge funds, including global macro funds, funds-of-funds, currency funds, and a number of structured investment products (synthetic investment instruments, typically created by combining securities, such as notes or common stock, with derivatives such as options, that are specially created to meet specific needs that cannot be met from the standard financial instruments available in the markets) including for principal protected notes issued by Zurich Capital Markets and Rabobank which invested in diversified global portfolios of hedge funds. From 1991 to 2006, Dr. Hirst was Chairman and Chief Investment Officer of Hirst Investment Management. In his roles with Hirst Investment Management, Dr. Hirst managed over $600 million in assets on behalf of multi-national banks, pension plans, insurance companies, foundations and endowments, public companies, family offices and high net worth investors. Under his leadership, the firm established itself as a developer of innovative financial products and services, with a focus on maximizing the risk-adjusted return on its clients' investments. From 1976 to 1991, Dr. Hirst was Investment Manager for the Hirst Family Office where he managed allocation and trading for all investment portfolios of the Hirst family and its associates. These investments included traditional asset portfolios, real estate, and a range of alternate investment strategies including hedge funds, private equity, futures trading and physical commodities. From 2003 to 2005, Dr. Hirst was a director of Alpine Select A.G., a publicly traded (Swiss Exchange) investment company based in Zug, Switzerland.

Michael Hlavsa has been our Chief Financial Officer and a director since our inception. Mr. Hlavsa is an experienced executive that has over 30 years of combined financial and operational experience. He is both a Certified Public Accountant and a Certified Internal Auditor. He has spent over 18 years working in the United States casino industry. From 2004 to the present, he has been the founder and principal owner of Signature Gaming Management LLC, a consulting firm specializing in advising emerging companies engaged in gaming operations. In 2005, he served as Chief Executive Officer for Titan Cruise Lines, a casino business which operated a 2,000 passenger ship and high speed shuttles. From 2001 to 2004, Mr. Hlavsa was the Chief Executive Officer for SunCruz Casinos, the largest day cruise gaming company in the United States. From 1997 to 2000, Mr. Hlavsa was Managing Partner at Casino Princesa in Miami, Florida where he was responsible for the development and operation of a large mega-yacht gaming vessel. From 1993 to 1997, he served as Chief Financial Officer and Vice President, Midwest region, for Lady Luck Gaming Corporation, a publicly traded company. While at Lady Luck, he participated in that company’s initial public offering of equity and a $185 million debt financing. From 1991 to 1993, Mr. Hlavsa was the Vice President of Finance and Administration for the Sands Hotel and Casino in Las Vegas, Nevada. His first 12 years of gaming experience was in Atlantic City, New Jersey in various audit and finance positions with well-established gaming companies such as Caesars, Tropicana and Trump Plaza. He received a bachelor of science degree from Canisius College in Buffalo, New York in 1975.

Andrew Tse has served as our Vice President since our inception. From 1981 to 2006, Mr. Tse was associated with a number of businesses located in China (Hong Kong and Macau) that are owed or controlled by Dr. Stanley Ho, the father of our chairman and co-chief executive officer, Angela Ho, including Shun Tak Holdings Ltd., Heli Express Ltd. and Hong Kong Express Airways Ltd. which are engaged in the business of sea transport, helicopter transport and scheduled airline services, respectively. From 1981 to 2006, Mr. Tse was an executive director, and from 1989 to 1996 served as the chief financial officer and a member of the board of directors of, Shun Tak Holdings Limited. Shun Tak Holdings Limited is a leading Hong Kong-based conglomerate established in 1972 and listed on the Hong Kong Stock Exchange since 1973 with core businesses in transportation, casino investment and operations and property investments. During his tenure with Shun Tak, Mr. Tse was instrumental in listing the company on the Hong Kong Stock Exchange and was instrumental in negotiating and financing many of Shun Tak’s acquisitions and business expansion initiatives. From 1989 to 2003, Mr. Tse served as executive director of Air Hong Kong Ltd., a dedicated cargo airline based in Hong Kong offering scheduled service to Europe and the United States. Mr. Tse was instrumental in the sale of Air Hong Kong to Cathay Pacific Airways in 2003. From 1997 to 2006, Mr. Tse also served as chief executive officer of Heli Express Limited, a helicopter airline operating between Hong Kong and Macau, with more than 50 daily flights. From 1997 to the present, Mr. Tse has served as the founder and chief executive officer of Hong Kong Express Airways Limited, a new regional airline that commenced operation in 2005 and provides scheduled Boeing 737 and Embraer E170 service between Hong Kong and secondary cities in Mainland China and Taiwan. A 1977 graduate of McMaster University in Canada, Mr. Tse also received an MBA from McMaster University in 1978.

Stuart A. Sundlun has served as a director since our inception in March 2007. Originally appointed as our President on an interim basis, Mr. Sundlun resigned such office in October 2007.  From September 2007 to the present , Mr. Sundlun has been Managing Director of BMB Advisors Ltd, a company providing financial advisory services to the BMB Group SPC, an alternative asset management firm investing in privately-owned hedge funds, real estate funds, private equity funds and direct investments.   From 1998 to September 2007, Mr. Sundlun was a managing director of Global Emerging Markets, a New York City based investment fund that acquires and invests in both public and privately owned businesses.  From 1998 to the present, Mr. Sundlun has been actively involved in structuring and negotiating equity investments in emerging growth companies including Digital River, Inc., Star Scientific, Inc and Intercontinental Fuels, LLC.  From 2001 to the present, Mr. Sundlun has been an advisor to Triago SA, a Paris based leading placement agent for private equity funds.  From 1994 to the present, Mr. Sundlun has structured a variety of private equity investments in Russia including South Oil Corporation, which is developing an oil field in Astrakhan, Russia and Helios Petroleum Holdings, AG, which intends to own and operate many oil refineries in Russia and elsewhere. Mr. Sundlun serves on the board of South Oil Corporation. From 2005 to the present, Mr. Sundlun has also served on the Board and investment committee of the Dignity Fund LLC, which makes loans to microfinance institutions.  From 1986 to 1994, Mr. Sundlun was a Managing Director of Grosvenor Equities, Inc. and participated in the raising of equity for a variety of private companies including early stage venture capital, growth stage and leveraged management buyouts.  From 1982 to 1985, he was an associate in the Corporate Finance department of Lehman Brothers and advised a variety of medium and large corporations on financial strategies and financing.   Mr. Sundlun received his BA degree cum laude 1975 (government) from Harvard University, and his MBA (finance) from Columbia University Graduate School of Business in 1982.

Peter Kjaer has served as a director since our inception. From 1995 to the present, Mr. Kjaer has been associated with a variety of businesses controlled or financed by Dr. Stanley Ho, including Jet Asia and Macau Business Aviation Center, which are engaged in the business of providing corporate air charter and fixed based operation services, respectively. In 1992, he co-founded, with Angela Ho, the Ho Gallery, one of the leading contemporary art galleries in Asia. In 1996, in partnership with STDM, an affiliate of Stanley Ho, Mr. Kjaer founded Jet Asia Ltd., a business aviation charter company located in Hong Kong and served as its president and chief executive officer until 2003. From 1999 to the present, Mr. Kjaer has been a member of the board of directors and a member of the audit and finance committee of BioSante Inc., a pharmaceutical company listed on the American Stock Exchange and from 2004 to the present, has served as the founder and chief executive officer of Ho Gaming Ltd., a software company that has developed webcasting software, including applications for online entertainment focused on the Asian gaming market. A student of Sinology for four years at the University of Copenhagen, Mr. Kjaer speaks, reads and writes Chinese and studied modern economic reform in Shanghai in 1985.

Arie Jan van Roon has served as a director since our inception. From January 2000 to the present, he has served as the managing partner of TransTax LLP, a Swiss-based private wealth management firm. The firm provides financial advisory services to high net worth investors and family offices principally within the European Union. In January 2007, he established Pure Glow Finance Limited of which he is the Managing Director as well as the sole shareholder, with the same activities as TransTax LLP and also the beneficial owner and investment advisor of Noble Investment Fund Limited, one of our principal shareholders.  Prior to founding this firm,  from 1984 to 2000, Mr. van Roon established van Roon Partners, Ltd., a private equity and advisory firm with an emphasis on investment in distressed, turn around and special situations with a geographic focus on Europe and across a wide range of industries.  In addition to investment management experience, during this period he also developed operational experience in his capacity as acting interim CEO for investee companies in the consumer goods, airline and service industries including Girmi spa, an Italian industrial firm,  Intair GMBH, an airline handling company based in Germany, and Aerolloyd, a German airline.  In 1990, Mr. van Roon entered into a joint venture arrangement with US-based Quantum Development Corporation, a boutique venture capital firm specializing in early stage high tech and pharmaceutical companies. In connection with this activity, from January 2000 to May 2000 he acted as interim CEO of Alyn Corporation, a NASDAQ listed innovative materials firm.  Mr. van Roon has never been employed by any of the above companies and has always acted as a consultant or owner.  Mr. van Roon is a Dutch citizen who lives in Lugano, Switzerland and in Milan, Italy. He obtained a doctoral degree (Drs) from Erasmus Rotterdam University in 1971, where his thesis centered on Bayesian Statistics.